POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Scott J. Lederman, Girish Kashyap, Christopher Jasper, Colleen McMorrow, and Kathleen P. Sullivan, each an officer of Grosvenor Registered Multi-Strategy Master Fund, LLC (the “Fund”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all Registration Statements applicable to the Fund and any amendments thereto, including pre- and post-effective amendments, and to sign any and all documents to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940; and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC by means of the SEC’s electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	OFFICE WITH THE FUND	DATE

/s/ Henry S. Bienen	Director	July 1, 2023
Henry S. Bienen

/s/ Alan Brott	Director	June 30 2023
Alan Brott

/s/ Brian P. Gallgher	Director	July 11, 2023
Brian P. Gallagher

/s/ Victor J. Raskin	Director	June 23, 2023
Victor J. Raskin

/s/ Thomas G. Yellin	Director	July 11, 2023
Thomas G. Yellin

/s/ Scott J. Lederman	Director, Chief Executive Officer and President (Principal Executive Officer)	July 11, 2023
Scott J. Lederman

/s/ Kathleen P. Sullivan	Chief Financial Officer (Principal Financial Officer)	July 1, 2023
Kathleen P. Sullivan